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Exhibit 3.1

UNDERWRITING AGREEMENT

November 16, 2007

Orezone Resources Inc.
290 Picton Street
Suite 201
Ottawa, ON
K1Z 8P8

Attention:	Mr. Ronald N. Little Chief Executive Officer

Dear Sir:

        BMO Nesbitt Burns Inc. ("BMONB"), CIBC World Markets Inc. ("CIBCWM"), J.P. Morgan Securities Inc., Canaccord Capital Corporation and Raymond James Ltd. (collectively, the "Underwriters") understand that Orezone Resources Inc. ("Orezone" or the "Company") proposes to issue and sell to them 154,200,000 common shares (the "Purchased Shares"), and at the election of the Underwriters, up to 23,130,000 additional common shares to cover over-allotments (the common shares in respect of which such option is exercised are called "Over-Allotment Shares"). The Purchased Shares and the Over-Allotment Shares are referred to collectively herein as the "Shares".

        To that end, the Underwriters understand that the Company has prepared and will file within the time limits and on the terms set out below, a (final) short form prospectus (the "Canadian Final Prospectus"), including all documents incorporated by reference therein, and all related documents with the securities regulatory authority in each of the provinces and territories of Canada other than Québec (the "Securities Commissions", and such provinces and territories, the "Qualifying Jurisdictions") in order to qualify for distribution to the public the Purchased Shares and any Over-Allotment Shares in each of the provinces and territories of Canada, other than Québec.

        In addition, the Underwriters understand that the Company has also prepared and filed with the United States Securities Exchange Commission (the "SEC") a registration statement on Form F-10 covering the registration of the Shares under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), including the Canadian Preliminary Prospectus (as defined below) and will file an amendment to the registration statement to include the Canadian Final Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC) (the "U.S. Registration Statement").

        The purchase and sale of the Purchased Shares shall occur on November 26, 2007 (the "Closing Date") and shall be conditional upon and concurrent with the completion of the Acquisition in accordance with the terms of the Acquisition Agreement (as defined herein).

        The Company, as and to the extent indicated above, hereby grants to the Underwriters the right to purchase at their election up to 23,130,000 Over-Allotment Shares, at the purchase price per share set forth in the paragraph below, for the sole purpose of covering over-allotments in the sale of the Purchased Shares and for market stabilization purposes permitted pursuant to Applicable Securities Laws, provided, however, that the number of Over-Allotment Shares to be purchased shall not exceed 15% of the total number of Purchased Shares purchased by the Underwriters. Any such election to purchase Over-Allotment Shares may be exercised only by written notice from BMONB and CIBCWM on behalf of the Underwriters, to the Company by the close of business on the 30th day following the Closing Date, such notice to set forth (i) the aggregate number of Over-Allotment Shares to be purchased, and (ii) the closing date for the Over-Allotment Shares, provided that such closing date shall not be less than three (3) Business Days and no more than seven (7) Business Days following the date of such notice.

        On the basis of the representations, warranties, covenants and agreements contained herein, but subject to the terms and conditions further set out below:

  (a)
  the Company agrees to sell to the Underwriters and the Underwriters agree to purchase from the Company the Purchased Shares at a purchase price of $1.20 per Purchased Shares (the "Offering Price") in the percentages set out in Section 18; and

  (b)
  in the event and to the extent that the Underwriters shall exercise the election to purchase any or all Over-Allotment Shares (the "Over-Allotment Option") as provided herein, the Company agrees to sell to the Underwriters and the Underwriters agree to purchase from the Company the Over-Allotment Shares at a purchase price equal to the Offering Price per share for Over-Allotment Shares.

        The Company and the Underwriters agree that any sales or purchases of Shares in the United States will be conducted through a duly registered affiliate of the Underwriters in compliance with U.S. Securities Laws.

        The Company shall pay to the Underwriters a fee of 4.75% of the gross proceeds realized on the sale of Shares in consideration of the services to be provided by the Underwriters under this Underwriting Agreement (the "Underwriting Fee") and as further set forth in Section 13 herein.

        The Underwriters may offer the Purchased Shares at a price less than the Offering Price in compliance with the requirements under National Instrument 44-101 — Short Form Prospectus Distributions and the disclosure concerning the same contained in the Canadian Preliminary Prospectus and the Canadian Final Prospectus.

        The Underwriters and the Company acknowledge that Schedules A, B, C and D form a part of this Underwriting Agreement.

        The following are the terms and conditions of the agreement between the Company and the Underwriters:

TERMS AND CONDITIONS

Section 1    Definitions and Interpretation

(1)
In this Underwriting Agreement:

  "1940 Act" means the U.S. Investment Company Act of 1940, as amended;

  "Acquisition" means the purchase by Orezone Essakane (BVI) Limited of all of the issued and outstanding shares of Essakane (BVI) Limited held by Gold Fields Essakane (BVI) Limited and all of the issued and outstanding shares of Gold Fields Burkina Faso SARL, on the terms and subject to the conditions set out in the Acquisition Agreement;

  "Acquisition Agreement" means the Share Purchase Agreement dated as of October 11, 2007 made between Gold Fields Orogen Holding (BVI) Limited, Gold Fields Essakane (BVI) Limited, Orezone Essakane (BVI) Limited and Orezone, as amended by letter agreement among the parties dated October 31, 2007 and further amended by letter agreement among the parties dated November 12, 2007;

  "Affiliate" means an affiliated entity for purposes of the Securities Act (Ontario);

  "AMEX" means the American Stock Exchange;

  "Applicable Securities Laws" means the Canadian Securities Laws and the U.S. Securities Laws;

  "Applicable Time" means the date and time immediately prior to the Effective Date;

  "Business Day" means any day other than a Saturday, Sunday or statutory or civic holiday in the city of Toronto, Ontario;

  "Canadian Final Prospectus" has the meaning ascribed in the second paragraph of this Underwriting Agreement, such prospectus to be dated on or before November 16, 2007;

  "Canadian Preliminary Prospectus" means the preliminary short form prospectus of the Company dated October 26, 2007 filed in the Qualifying Jurisdictions in respect of the Offering;

  "Canadian Securities Laws" means, collectively, all applicable securities laws of each of the Qualifying Jurisdictions and the respective rules and regulations under such laws together with applicable published instruments, notices and orders of the securities regulatory authorities in the Qualifying Jurisdictions;

  "Closing Date" means November 26, 2007 or any earlier or later date as may be agreed to by Orezone and the Underwriters, each acting reasonably;

  "Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder;

  "consolidated basis" means, when used in reference to Orezone, Orezone and its Material Subsidiaries, considered as a consolidated entity;

  "Disclosure Package" means: (i) the U.S. Preliminary Prospectus or subsequent U.S. Prospectus Amendments filed prior to the Effective Date; and (ii) the Issuer Free Writing Prospectus, if any, identified in Schedule A hereto;

  "distribution" means distribution or distribution to the public, as the case may be, for the purposes of Applicable Securities Laws or any of them;

  "Effective Date" means each date and time that the U.S. Registration Statement and any post-effective amendment or amendments become effective;

  "Exchange" means the TSX and the AMEX;

  "Existing Properties" means, collectively, the Essakane Project, the Bondi Project, the Bombore Project and the Sega Project, located in Burkina Faso;

  "Financial Information" means, collectively, the interim and annual consolidated financial statements of Orezone incorporated by reference into the Canadian Preliminary Prospectus, the Canadian Final Prospectus and any Supplementary Material, including the notes with respect thereto together with the respective auditors' reports thereon, if any, as at and for the periods included therein, and the respective accompanying management's discussion and analyses;

  "FINRA" means the Financial Industry Regulatory Authority, Inc.;

  "Former Auditor" means PricewaterhouseCoopers LLP;

  "Free Writing Prospectus" means a free writing prospectus, as defined in Rule 405 under the U.S. Securities Act related to the sale of Shares in the United States;

  "Immaterial Subsidiaries" means Channel Mining (Barbados) Inc., Burkina Resources Inc., Orezone Mali SARL and Niger Resources (BVI) Inc.;

  "Indemnified Party" has the meaning given to that term in Section 15 of this Underwriting Agreement;

  "Issuer Free Writing Prospectus" means an issuer free writing prospectus, as defined in Rule 433 under the U.S. Securities Act related to the sale of Shares in the United States; provided, however, if such Issuer Free Writing Prospectus is made by the Underwriters or other third party, the Underwriters or other third party has obtained the prior written consent of the Company with regard to such issuer free writing prospectus;

  "Liens" means any encumbrance or title defect of whatever kind or nature, regardless of form, whether or not registered or registrable and whether or not consensual or arising by law (statutory or otherwise), including any mortgage, lien, charge, pledge or security interest, whether fixed or floating, or any assignment, lease, option, right of pre-emption, privilege, encumbrance, easement, servitude, right of way, restrictive covenant, right of use or any other right or claim of any kind or nature whatever which affects ownership or possession of, or title to, any interest in, or the right to use or occupy such property or assets;

  "Material Adverse Effect" means an effect resulting from any event, fact, condition or change which has or could reasonably be expected to have a material adverse effect on the business, affairs, capital, operations, Mining Claims or assets of Orezone, considered on a consolidated basis;

  "material change" means a material change for the purposes of Applicable Securities Laws or any of them, or where undefined under the Applicable Securities Laws of an Offering Jurisdiction means a change in the business, affairs, operations, assets, financial condition or capital of Orezone on a consolidated basis that would reasonably be expected to have a significant effect on the market price or value of the common shares of Orezone, and includes a decision to implement such a change made by the directors of Orezone;

  "material fact" means a material fact for the purposes of Applicable Securities Laws or any of them, or where undefined under the Applicable Securities Laws of an Offering Jurisdiction means a fact that would reasonably be expected to have a significant effect on the market price or value of the common shares of Orezone;

  "Material Subsidiaries" means Orezone Inc., Orezone Essakane (BVI) Limited, Orezone Inc. SARL and Essakane (BVI) Limited;

  "Mining Claims" has the meaning given to such term in Section 7(1)(m);

  "misrepresentation" means a misrepresentation for the purposes of the Applicable Securities Laws or any of them, or where undefined under the Applicable Securities Laws of an Offering Jurisdiction means: (i) an untrue statement of a material fact, or (ii) an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made;

  "MRRS" means the mutual reliance review system procedures provided for under National Policy 43-201 "Mutual Reliance Review System for Prospectuses and Annual Information Forms" among the securities commissions and other securities regulatory authorities in each of the provinces and territories of Canada;

  "MRRS Decision Document" means a decision document issued by the applicable Canadian securities regulatory authority pursuant to the MRRS and which evidences the receipt by the applicable Securities Commission of the Qualifying Jurisdictions for the Canadian Preliminary Prospectus or the Canadian Final Prospectus, as the case may be;

  "Offering" means distribution of the Shares in each of the Offering Jurisdictions;

  "Offering Documents" means, collectively, the Canadian Preliminary Prospectus, the Canadian Final Prospectus, the U.S. Registration Statement, the U.S. Preliminary Prospectus, the U.S. Final Prospectus, any Prospectus Amendment, and any Supplementary Material;

  "Offering Jurisdictions" means the United States and the Qualifying Jurisdictions;

  "Orezone Auditor" means Deloitte & Touche LLP;

  "Over-Allotment Closing Date" means the third Business Day after notice of exercise of the Over-Allotment Option is delivered to the Company, or any earlier or later date as may be agreed to in writing by the Company and the Underwriters, each acting reasonably, subject to the limitations in the opening paragraphs hereof;

  "Prospectus Amendment" means any amendment to any or all of the Canadian Preliminary Prospectus, the Canadian Final Prospectus, the U.S. Preliminary Prospectus or the U.S. Final Prospectus required to be prepared and filed by Orezone under Applicable Securities Laws in connection with the Offering;

  "Qualifying Jurisdictions" means, collectively, each of the Provinces and Territories of Canada, other than Québec;

  "SEC" means the United States Securities and Exchange Commission;

  "Securities Commissions" means the applicable securities commission or regulatory authority in each of the Qualifying Jurisdictions;

  "Standard Listing Conditions" has the meaning given to that term in Section 3(3)(d) of this Underwriting Agreement;

  "Supplementary Material" means, collectively, any amendment to the Canadian Preliminary Prospectus, the Canadian Final Prospectus, the U.S. Registration Statement, the U.S. Preliminary Prospectus, the U.S. Final Prospectus, any amendment or supplemental prospectus or ancillary materials that may be filed by or on behalf of Orezone under Applicable Securities Laws relating to the qualification for distribution of, inter alia, the Shares;

  "Technical Reports" means:

  (i)
  the Report entitled "Orezone Resources Inc., Update on Essakane Gold Project Burkina Faso, October 2007", prepared by Snowden Mining Industry Consultants Pty. Ltd., GRD Minproc (Pty) Ltd., Gold Fields International Services Ltd., Gold Fields Burkina Faso SARL and Gold Fields Australia Ltd.;

  (ii)
  the Report entitled "Technical Report on The Mineral Resource Estimation of the Sega (Tiba) Gold Project, October 2007", prepared by Met-Chem Canada Inc.; and

  (iii)
  the Report entitled "Mineral Resource Estimation of the Bondi Gold Project, November 2004", prepared by Met-Chem Canada Inc.;

  "Time of Closing" means 8:30 a.m. (Toronto time) on the Closing Date or the Over-Allotment Closing Date, as applicable, or any other time on the Closing Date or the Over-Allotment Closing Date as may be agreed to by Orezone and the Underwriters;

  "TSX" means the Toronto Stock Exchange;

  "United States" means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

  "U.S. Exchange Act" means the United States Securities Exchange Act of 1934, as amended;

  "U.S. Final Prospectus" means the Canadian Final Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and applicable rules and regulations of the SEC, included in the U.S. Registration Statement at the time it became effective, including the documents incorporated by reference therein;

  "U.S. Preliminary Prospectus" means the Canadian Preliminary Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, included in the U.S. Registration Statement;

  "U.S. Registration Statement" means the registration statement on Form F-10 to be filed with the SEC, with respect to the Shares, as amended, under the U.S. Securities Act, including the U.S. Final Prospectus and the exhibits and financial statements and documents incorporated by reference;

  "U.S. Securities Act" means the United States Securities Act of 1933, as amended; and

  "U.S. Securities Laws" means all applicable securities legislation in the United States, including without limitation, the U.S. Securities Act, the U.S. Exchange Act and the rules and regulations promulgated thereunder, and any applicable state securities laws.

(2)
Headings, etc.    The division of this Underwriting Agreement into sections, subsections, paragraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Underwriting Agreement. Unless something in the subject matter or context is inconsistent therewith, references herein to sections, subsections, paragraphs and other subdivisions are to sections, subsections, paragraphs and other subdivisions of this Underwriting Agreement.

(3)
Currency.    Except as otherwise indicated, all amounts expressed herein in terms of money refer to lawful currency of the United States of America and all payments to be made hereunder shall be made in such currency.

(4)
Knowledge.    In this Underwriting Agreement, a reference to "knowledge" of Orezone, means to the best knowledge of Ronald N. Little or Pascal Marquis after due inquiry. Representations and warranties as to Essakane (BVI) Limited are all deemed to be qualified as being to the knowledge of Orezone.

Section 2    Filing of the Canadian and U.S. Preliminary and Canadian Final Prospectuses

(1)
The Company has prepared and filed the Canadian Preliminary Prospectus and other related documents relating to the proposed distribution in the Qualifying Jurisdictions of the Shares under the Canadian Securities Laws, and obtained a receipt therefor from each of the Qualifying Jurisdictions (in the form of a preliminary MRRS Decision Document dated October 26, 2007).

(2)
The Company filed and received confirmation of filing of the U.S. Registration Statement on Form F-10 with the SEC on October 26, 2007.

(3)
The Company shall use its reasonable commercial efforts to satisfy all comments with respect to the Canadian Preliminary Prospectus and have prepared and filed the Canadian Final Prospectus under the Canadian Securities Laws by 12:00 noon (Toronto time) on November 16, 2007 and other related documents relating to the proposed distribution in the Qualifying Jurisdictions of the Shares. The Company shall use its reasonable commercial efforts, in any event, not later than 1:00 p.m. (Toronto time) on November 16, 2007, to have prepared and filed the Canadian Final Prospectus and other related documents relating to the proposed distribution in the Qualifying Jurisdictions of the Shares under Canadian Securities Laws and shall use its reasonable commercial efforts to have obtained a receipt therefor from each of the Qualifying Jurisdictions (in the form of a final MRRS Decision Document) by 1:00 pm (Toronto time) on such date and shall have taken all other steps and proceedings that may be necessary to be taken by the Company in order to qualify the Shares for distribution (or distribution to the public, as the case may be) in each of the Qualifying Jurisdictions by the Underwriters under the Canadian Securities Laws by 1:00 p.m. (Toronto time) on such date.

(4)
The Company shall use its reasonable commercial efforts to file an amendment to the U.S. Registration Statement containing the U.S. Final Prospectus as soon as practicable after the final MRRS Decision Document is obtained, and shall cause the U.S. Registration Statement to be declared effective not later than 5:30 p.m. (Toronto time) on November 16, 2007.

(5)
Until the date on which the distribution of the Shares is completed, the Company will promptly take, or cause to be taken, all additional steps and proceedings that may from time to time be required under Applicable Securities Laws to continue to qualify the distribution of the Shares or, in the event that the Shares have, for any reason, ceased so to qualify, to so qualify again the Shares, as applicable, for distribution.

Section 3    Delivery of Canadian Final Prospectus and Related Matters

(1)
The Company shall deliver without charge to the Underwriters, as soon as practicable and, in any event, no later than 12:00 noon (Toronto time) on November 19, 2007 in the case of the Canadian Final Prospectus and U.S. Final Prospectus, and thereafter from time to time during the distribution of the Shares, as many commercial copies of the Canadian Preliminary Prospectus, U.S. Preliminary Prospectus, Canadian Final Prospectus and U.S. Final Prospectus, as the case may be, (and in the event of any Prospectus Amendment, such Prospectus Amendment) as the Underwriters may reasonably request for the purposes contemplated by the Applicable Securities Laws. The Company will similarly cause to be delivered to the Underwriters, commercial copies of any Supplementary Material required to be delivered to purchasers or prospective purchasers of the Shares. Each delivery of the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus, the Canadian Final Prospectus, the U.S. Final Prospectus, or any Supplementary Material will have constituted and constitute the Company's consent to the use of the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus, the Canadian Final Prospectus, the U.S. Final Prospectus and any Supplementary Material by the Underwriters for the distribution of the Shares in the Offering Jurisdictions in compliance with the provisions of this Underwriting Agreement and Applicable Securities Laws.

(2)
Each delivery of the Canadian Preliminary Prospectus, the U.S. Registration Statement, the U.S. Preliminary Prospectus, the Canadian Final Prospectus, the U.S. Final Prospectus and any Supplementary Material to the Underwriters by Orezone in accordance with this Underwriting Agreement will have constituted and constitute the representation and warranty of Orezone to the Underwriters that (except for information and statements relating solely to the Underwriters and furnished by the Underwriters specifically for use in the Canadian Preliminary Prospectus, the U.S. Registration Statement, the U.S. Preliminary Prospectus, the Canadian Final Prospectus and the U.S. Final Prospectus under the heading "Plan of Distribution"), at the respective times of delivery:

(a)
the information and statements contained in each of the Canadian Preliminary Prospectus, the U.S. Registration Statement, the U.S. Preliminary Prospectus, the Canadian Final Prospectus, the U.S. Final Prospectus, the Disclosure Package and any Supplementary Material, together with the documents incorporated by reference therein:

(i)
are true and correct in all material respects and contain no misrepresentation; and

    (ii)
    constitute full, true and plain disclosure of all material facts relating to the Shares and Orezone, considered on a consolidated basis;

  (b)
  each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the U.S. Registration Statement or the Canadian Preliminary Prospectus or Canadian Final Prospectus, including any document incorporated by reference therein deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to information and statements relating solely to the Underwriters and furnished by the Underwriters specifically for use in any Issuer Free Writing Prospectus;

  (c)
  no material fact has been omitted from any of the Canadian Preliminary Prospectus, the U.S. Registration Statement, the U.S. Preliminary Prospectus, the Disclosure Package, the Canadian Final Prospectus, the U.S. Final Prospectus and any Supplementary Material, that is required to be stated in the document or is necessary to make the statements therein not misleading in the light of the circumstances in which they were made;

  (d)
  each of the Canadian Preliminary Prospectus, the Canadian Final Prospectus and the Supplementary Material complies in all material respects with Canadian Securities Laws; and

  (e)
  each of the U.S. Registration Statement, the U.S. Preliminary Prospectus, the U.S. Final Prospectus and the Supplementary Material complies in all material respects with U.S. Securities Laws.

(3)
Orezone will also deliver to the Underwriters, without charge, contemporaneously with, or prior to the filing of the Canadian Final Prospectus and the U.S. Final Prospectus, unless otherwise indicated:

(a)
a copy of the Canadian Final Prospectus in the form required by Canadian Securities Laws;

(b)
a copy of the U.S. Final Prospectus;

(c)
a copy of any Issuer Free Writing Prospectus, Supplementary Material, or other document filed with, or delivered to, the Securities Commissions or the SEC by Orezone under Applicable Securities Laws in connection with the Offering, including any document incorporated by reference in the Canadian Final Prospectus (other than documents already filed publicly with a Securities Commission) and any documents included as exhibits in the U.S. Final Prospectus;

(d)
evidence satisfactory to the Underwriters that Orezone has applied for the approval (or conditional approval) for the listing and posting for trading on the TSX and/or AMEX of the Shares, subject only to satisfaction by Orezone of customary post-closing conditions imposed by the TSX and/or AMEX in similar circumstances (the "Standard Listing Conditions");

  (e)
  in the case of the Canadian Final Prospectus, a "long-form" comfort letter or letters dated the date of the Canadian Final Prospectus, in form and substance satisfactory to the Underwriters and its counsel, acting reasonably, addressed to the Underwriters, from the Orezone Auditor and the Former Auditor, and, in each case, based on a review completed not more than two Business Days prior to the date of such letter, with respect to financial and accounting information relating to Orezone on a consolidated basis, included in the Offering Documents, which letter shall be in addition to the auditor's report incorporated by reference in the Canadian Final Prospectus and any auditor's comfort letter addressed to the Securities Commissions and filed with or delivered to the Securities Commissions under the Canadian Securities Laws. Each such letter shall further state that:

  (i)
  such auditors are independent with respect to the Company within the meaning of Applicable Securities Laws;

  (ii)
  that in the opinion of such auditors, the audited financial statements of the Company incorporated by reference in the Offering Documents comply in all material respects with the applicable accounting requirements of the Applicable Securities Laws;

  (iii)
  that they have performed the procedures set forth in SAS No. 71 and CICA Handbook Section 7200 on the unaudited financial statements incorporated by reference in the Offering Documents and nothing has come to their attention that caused them to believe that said unaudited financial statements did not comply in all material respects with the applicable accounting requirements of U.S. Securities Laws and Canadian Securities Laws; and

  (iv)
  such other matters as the Underwriters shall reasonably request consistent with the professional standards of such auditors.

(4)
Opinions, comfort letters and other documents substantially similar to those referred to in this section of this Underwriting Agreement will be delivered to the Underwriters and Orezone, and their respective counsel, as applicable, with respect to any Supplementary Material, contemporaneously with, or prior to the filing of, any Supplementary Material.

Section 4    Material Changes During the Distribution of the Shares

(1)
Orezone will promptly inform the Underwriters in writing during the period prior to the completion of the distribution of the Shares of the full particulars of:

(a)
any material change (whether actual, anticipated, threatened, contemplated, or proposed by, to, or against) (whether financial or otherwise) in the assets, liabilities (contingent or otherwise), business, affairs, operations, assets, financial condition, capital or prospects of Orezone, considered on a consolidated basis;

  (b)
  any material fact that has arisen or has been discovered and would have been required to have been stated in any of the Offering Documents had that fact arisen or been discovered on, or prior to, the date of the Offering Documents, as the case may be;

  (c)
  any change in any material fact or any misstatement of any material fact contained in any of the Offering Documents, or the existence of any new material fact; and

  (d)
  any change in applicable laws, materially and adversely affecting, or which would reasonably be expected to materially and adversely affect, the condition (financial or otherwise), or the properties, business, prospects, affairs, operations, assets or liabilities of the Company, considered on a consolidated basis, the Shares or the distribution thereof, under the Canadian Final Prospectus or the U.S. Final Prospectus, which change or new material fact is, or may reasonably be expected to be, of such a nature as:

  (i)
  to render any of the Offering Documents or any Supplementary Material, as they exist taken together in their entirety immediately prior to such change or new material fact, misleading or untrue in any material respect or would result in any of such documents, as they exist taken together in their entirety immediately prior to such change or material fact, containing a misrepresentation;

  (ii)
  would result in any of the Offering Documents or any Supplementary Material, as they exist taken together in their entirety immediately prior to such change or material fact, not complying in any material respect with any Applicable Securities Laws;

  (iii)
  would reasonably be expected to have a material effect on the market price or value of any of the Shares or constitute a Material Adverse Effect; or

  (iv)
  would be material to a prospective purchaser of the Shares.

(2)
The Company will comply with the requirements of Form F-10, and will notify the Underwriters promptly, and confirm the notice in writing:

(a)
when any supplement to the Offering Documents or any Supplementary Material shall have been filed;

(b)
of any request by any Securities Commission to amend or supplement the Canadian Preliminary Prospectus or the Canadian Final Prospectus or for additional information or of any request by the SEC to amend the U.S. Registration Statement or to amend or supplement the U.S. Preliminary Prospectus or the U.S. Final Prospectus or for additional information;

  (c)
  of the issuance by the SEC of any stop order suspending the effectiveness of the U.S. Registration Statement or of any order preventing or suspending the use of any of the U.S. Preliminary Prospectus or the U.S. Final Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the institution or, to the knowledge of the Company, threatening of any proceedings for any such purpose; and

  (d)
  of the issuance by any Securities Commission or any Exchange of any order having the effect of ceasing or suspending the distribution of the Shares or the trading in any securities of the Company, or of the institution or, to the knowledge of the Company, threatening of any proceedings for any such purpose. The Company will use reasonable commercial efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use or such order ceasing or suspending the distribution of the Shares or the trading in the shares of the Company and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

(3)
Orezone shall comply with section 57 of the Securities Act (Ontario) and with the comparable provisions of U.S. Securities Laws, and Orezone will use commercially reasonable efforts to prepare and will file promptly at the request of the Underwriters, any Supplementary Material, which, in the opinion of the Underwriters and its counsel, acting reasonably, may be necessary or desirable, and will, until the distribution of the Shares is complete, otherwise comply with all applicable filing and other requirements under Applicable Securities Laws arising as a result of such fact or change necessary to continue to qualify the Shares for distribution in each of the Offering Jurisdictions.

(4)
The Company and the Underwriters acknowledge that the Company is required by Canadian Securities Laws to prepare and file a Prospectus Amendment, if at any time prior to the completion of the distribution of the Shares, the Canadian Final Prospectus (as then amended) contains a misrepresentation. The Company will promptly prepare and file with the securities authorities in the Qualifying Jurisdictions any amendment or supplement thereto which in the opinion of the Underwriters and the Company, each acting reasonably, may be necessary or advisable to correct such misrepresentation.

(5)
In addition, if, during the period from the date hereof to the later of the Closing Date and the date of the completion of the distribution of the Shares, it shall be necessary to file a Prospectus Amendment to comply with any Applicable Securities Laws, the Company shall, in co-operation with the Underwriters and their counsel, make any such filing as soon as reasonably possible.

(6)
In addition to the provisions of Sections 4(4) and 4(5), Orezone will, in good faith, discuss with the Underwriters any change, event, development or fact, contemplated, anticipated, threatened, or proposed in Sections 4(4) and 4(5) that is of such a nature that there may be reasonable doubt as to whether written notice should be given to the Underwriters under Section 4 of this Underwriting Agreement and will consult with the Underwriters with respect to the form and content of any Supplementary Material proposed to be filed by Orezone, it being understood and agreed that no such Supplementary Material will be filed with any Securities Commission until the Underwriters and its legal counsel have been given a reasonable opportunity to review and approve such material, acting reasonably.

Section 5    Due Diligence

        Prior to the Time of Closing, and, if applicable, prior to the filing of any Supplementary Material, the Underwriters, their legal counsel, and technical consultants will be provided with timely access to all information required to permit them to conduct a full due diligence investigation of Orezone and its business, operations, properties, assets, affairs and financial condition. In particular, the Underwriters shall be permitted to conduct all due diligence that it may, in its sole discretion, reasonably require in order to fulfil its obligations under Applicable Securities Laws, and in that regard, Orezone will make available to the Underwriters, their legal counsel and technical consultants, on a timely basis, all corporate and operating records, material contracts, reserve reports, technical reports, feasibility studies, financial information, budgets, key officers, and other relevant information necessary in order to complete the due diligence investigation of Orezone and its business, properties, assets, affairs and financial condition for this purpose, and without limiting the scope of the due diligence inquiries the Underwriters may conduct, to participate in one or more due diligence sessions to be held prior to the Time of Closing. All information requested by the Underwriters, their counsel and technical consultants in connection with the due diligence investigations of the Underwriters will be treated by the Underwriters, their counsel and technical consultants as confidential and will only be used in connection with the Offering. It shall be a condition precedent to the Underwriters' execution of any certificate in any Offering Document that the Underwriters be satisfied, acting reasonably, as to the form and content of the document. The Underwriters shall not unreasonably withhold or delay the execution of any such Offering Document required to be executed by the Underwriters and filed in compliance with the Securities Laws for the purpose of the Offering.

Section 6    Conditions of Closing

        The Underwriters' obligations under this Underwriting Agreement (including the obligation to complete the purchase of the Shares or any of them) are conditional upon and subject to:

(1)
Canadian Legal Opinions.    The Underwriters receiving at the Time of Closing favourable legal opinions from Stikeman Elliott LLP, Canadian counsel to Orezone, as to the qualification of the Shares for sale to the public and as to other matters governed by the laws of jurisdictions in Canada in which they are qualified to practice and may rely as to matters of fact on certificates of officers, public and exchange officials or of the auditor or transfer agent of Orezone), to the effect set forth below:

(a)
Orezone having been incorporated and existing under the laws of Canada;

  (b)
  Orezone having the corporate capacity and power to own and lease its properties and assets and to conduct its business as described in the Canadian Final Prospectus and to execute and deliver this Underwriting Agreement and the Acquisition Agreement and to carry out the transactions contemplated hereby and thereby;

  (c)
  the authorized share capital of Orezone being as described in the Canadian Final Prospectus;

  (d)
  all necessary corporate action having been taken by Orezone to authorize the execution and delivery of this Underwriting Agreement and the performance of its obligations hereunder;

  (e)
  this Underwriting Agreement having been duly executed and delivered by Orezone and constituting a legal, valid and binding obligation of, and is enforceable against, Orezone in accordance with its terms (subject to bankruptcy, insolvency or other laws affecting the rights of creditors generally, general equitable principles including the availability of equitable remedies and the qualification that no opinion need be expressed as to rights to indemnity, or contribution, and other standard qualifications for an opinion of this nature);

  (f)
  the execution and delivery by Orezone of this Underwriting Agreement, the fulfilment of the terms hereof by Orezone, and the issue, sale and delivery on the Closing Date of the Purchased Shares (and subsequently the Over-Allotment Shares, if issued) to the Underwriters as contemplated herein, not constituting or resulting in a breach of or a default under, and not creating a state of facts which, after notice or lapse of time or both, will constitute or result in a breach of, and will not conflict with, any of the terms, conditions or provisions of the articles or by-laws of Orezone or any applicable law of the Qualifying Jurisdictions;

  (g)
  all necessary corporate action having been taken by Orezone to authorize the creation, execution, issuance and delivery of the Shares;

  (h)
  all documents required to be filed by Orezone and all proceedings required to be taken by Orezone under Canadian Securities Laws having been filed and taken in order to qualify the distribution of the Shares in each of the Qualifying Jurisdictions through investment dealers or brokers registered under the applicable laws thereof who have complied with the relevant provisions thereof and no other documents will be required to be filed, proceedings taken, or approvals, permits, consents or authorizations obtained under Canadian Securities Laws to permit the trading in the Qualifying Jurisdictions of the Shares, through registrants registered under Canadian Securities Laws or in circumstances in which there is an exemption from the registration requirements of such applicable laws;

  (i)
  the attributes of the Shares conforming in all respects to the description thereof in the Canadian Final Prospectus;

  (j)
  the Shares having been conditionally approved for listing on the TSX, subject only to the Standard Listing Conditions;

  (k)
  the Purchased Shares (and subsequently the Over-Allotment Shares, if issued) having been validly issued by Orezone and being fully-paid and non-assessable shares in the capital of Orezone;

  (l)
  the Company being a reporting issuer (or equivalent) under the securities laws of all of the Provinces of Canada (except Quebec), and not being included on a list of defaulting reporting issuers maintained by the securities regulators of all of the Provinces of Canada (except Quebec);

  (m)
  the statements under the headings "Eligibility for Investment" and "Canadian Federal Income Tax Considerations" in the Canadian Final Prospectus being true and correct;

  (n)
  such opinion shall additionally state that such counsel has participated in the preparation of the Canadian Preliminary Prospectus and the Canadian Final Prospectus, and the material change reports incorporated by reference therein, and in conferences with officers and other representatives of the Company, representatives of the independent chartered accountants of the Company, and representatives of the Underwriters at which the contents of the Canadian Preliminary Prospectus and the Canadian Final Prospectus were discussed, and, although such counsel are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Canadian Preliminary Prospectus and the Canadian Final Prospectus (except with respect to those matters to the extent set forth in opinion (m) above), on the basis of the foregoing nothing has come to such counsel's attention which gave such counsel reason to believe that:

  (A)
  the Canadian Preliminary Prospectus, or any amendment thereto, at the time of the issuance of the preliminary MRRS Decision Document in respect thereof, contained a misrepresentation (except for financial statements and supporting schedules included therein or omitted therefrom and other financial and statistical data derived from the Company's accounting records included or incorporated therein or omitted therefrom, and the information derived from reports of or attributed to persons named in the Canadian Preliminary Prospectus under the heading "Experts", included or incorporated by reference therein, as to which such counsel need not comment) or,

  (B)
  the Canadian Final Prospectus, or any amendment thereto at the time of the issuance of the final MRRS Decision Document in respect thereof, contained a misrepresentation (except for financial statements and supporting schedules included therein or omitted therefrom and other financial and statistical data derived from the Company's accounting records included or incorporated therein or omitted therefrom, and the information derived from reports of or attributed to persons named in the Canadian Final Prospectus under the heading "Experts", included or incorporated by reference, therein, as to which such counsel need not comment);

  in a form acceptable in all reasonable respects to counsel to the Underwriters, Cassels Brock & Blackwell LLP, acting reasonably;

(2)
U.S. Legal Opinion and Letter.    At the Time of Closing, the Underwriters shall have received the favourable opinion and letter, dated the Closing Date, of Dorsey & Whitney LLP, United States counsel for the Company, in form and substance reasonably satisfactory to United States counsel for the Underwriters, White & Case LLP, to the effect set forth below:

(a)
pursuant to Rule 467 under the U.S. Securities Act, the U.S. Registration Statement filed in connection with the distribution and sale of the Shares in the United States is effective under the U.S. Securities Act; any required filing of the U.S. Final Prospectus or any supplement thereto pursuant to Form F-10 has been made in the manner and within the time period required; and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the U.S. Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened by the SEC;

(b)
the U.S. Registration Statement and the U.S. Final Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement thereto (except for the financial statements and supporting schedules included therein or omitted therefrom, as to which such counsel need express no opinion), as of their respective effective or issue dates, comply as to form, in all material respects, with the requirements of the U.S. Securities Act and the rules and regulations thereunder;

(c)
such counsel does not know of any amendment to the U.S. Registration Statement or supplement to the U.S. Final Prospectus required to be filed or of any contract or document required to be described in or filed as an exhibit to the U.S. Registration Statement or the U.S. Final Prospectus that have not been filed or described as required;

(d)
assuming compliance by the Company and the Underwriters with the terms of the Underwriting Agreement, no consent, approval, authorization, license, order, or decree of, and no registration, qualification or filing with or notice to any court or governmental authority, agency or body of the United States, other than those required under state securities and blue sky laws (as to which such counsel need express no opinion) and other than as have been obtained under the U.S. Securities Act is necessary or required in connection with, and no law, rule or regulation of the United States will be violated or contravened by, the due authorization, execution and delivery of the Underwriting Agreement or for the distribution, issuance, sale and delivery of the Shares as contemplated therein;

  (e)
  the statements in the U.S. Final Prospectus under the caption "U.S. Federal Income Tax Consequences" insofar as such statements summarize legal matters discussed therein have been reviewed by such counsel and are accurate and fair summaries of such legal matters in all material respects;

  (f)
  the Shares have been approved for listing on the AMEX, subject to notice of issuance of the Shares;

  (g)
  the Company is not an "investment company" or an entity "controlled" by an "investment company" as such term is defined in the 1940 Act,

  (h)
  such opinion shall additionally state that such counsel has participated in the preparation of the U.S. Registration Statement, the Disclosure Package, the U.S. Final Prospectus, and the documents incorporated by reference therein, and in conferences with officers and other representatives of the Company, representatives of the independent chartered accountants of the Company, and representatives of the Underwriters at which the contents of the U.S. Registration Statement, the Disclosure Package and the Final U.S. Prospectus were discussed, and, although such counsel are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the U.S. Registration Statement, the Disclosure Package, or the U.S. Final Prospectus (except with respect to those matters to the extent set forth in opinion (e) above), on the basis of the foregoing nothing has come to such counsel's attention which gave such counsel reason to believe that:

  (A)
  the Disclosure Package, as of the Applicable Time (except for financial statements and supporting schedules included therein or omitted therefrom and other financial and statistical data derived from the Company's accounting records included or incorporated therein or omitted therefrom, and the information derived from reports of or attributed to persons named in the U.S. Preliminary Prospectus and the U.S. Final Prospectus under the heading "Experts", included or incorporated by reference therein, as to which such counsel need not comment), included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or,

  (B)
  the U.S. Registration Statement, or any amendment thereto (except for financial statements and supporting schedules included therein or omitted therefrom and other financial and statistical data derived from the Company's accounting records included or incorporated therein or omitted therefrom, and the information derived from reports of or attributed to persons named in the U.S. Preliminary Prospectus and the U.S. Final Prospectus under the heading "Experts", included or incorporated by reference, therein as to which such counsel need not comment) at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading, or,

    (C)
    the U.S. Final Prospectus or any amendment or supplement thereto made prior to the Time of Closing (except for financial statements and supporting schedules included therein or omitted therefrom and other financial and statistical data derived from the Company's accounting records included or incorporated therein or omitted therefrom, as to which such counsel need not comment and the information derived from reports of or attributed to persons named in the U.S. Preliminary Prospectus and the U.S. Final Prospectus under the heading "Experts", included or incorporated by reference therein, as to which such counsel need not comment), at the time the U.S. Final Prospectus was issued, at the time any such amended or supplemented prospectus was issued, or at the Time of Closing, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(3)
U.S. Legal Opinion of White and Case.    At the Time of Closing, the Underwriters shall have received the favourable opinion, dated the Closing Date, of White & Case LLP, United States counsel to the Underwriters, to the effect set forth below:

(a)
that such counsel has participated in the preparation of the U.S. Registration Statement, the Disclosure Package, the U.S. Final Prospectus, and the documents incorporated by reference therein, and in conferences with officers and other representatives of the Company, representatives of the independent chartered accountants of the Company, and representatives of the Underwriters at which the contents of the U.S. Registration Statement, the Disclosure Package and the Final U.S. Prospectus were discussed, and, although such counsel are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the U.S. Registration Statement, the Disclosure Package, or the U.S. Final Prospectus, on the basis of the foregoing nothing has come to such counsel's attention which gave such counsel reason to believe that:

(A)
the Disclosure Package, as of the Execution Time (except for financial statements and supporting schedules included therein or omitted therefrom and other financial and statistical data derived from the Company's accounting records included or incorporated therein or omitted therefrom, and the information derived from reports of or attributed to persons named in the U.S. Preliminary Prospectus and the U.S. Final Prospectus under the heading "Experts", included or incorporated by reference therein, as to which such counsel need not comment), included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or,

    (B)
    the U.S. Registration Statement, or any amendment thereto (except for financial statements and supporting schedules included therein or omitted therefrom and other financial and statistical data derived from the Company's accounting records included or incorporated therein or omitted therefrom, and the information derived from reports of or attributed to persons named in the U.S. Preliminary Prospectus and the U.S. Final Prospectus under the heading "Experts", included or incorporated by reference, therein as to which such counsel need not comment) at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading, or,

    (C)
    the U.S. Final Prospectus or any amendment or supplement thereto made prior to the Time of Closing (except for financial statements and supporting schedules included therein or omitted therefrom and other financial and statistical data derived from the Company's accounting records included or incorporated therein or omitted therefrom, as to which such counsel need not comment and the information derived from reports of or attributed to persons named in the U.S. Preliminary Prospectus and the U.S. Final Prospectus under the heading "Experts", included or incorporated by reference therein, as to which such counsel need not comment), at the time the U.S. Final Prospectus was issued, at the time any such amended or supplemented prospectus was issued, or at the Time of Closing, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(4)
British Virgin Islands Opinion.    The Underwriters receiving at the Time of Closing, a favourable legal opinion from British Virgin Islands legal counsel to Orezone, as to the due incorporation and valid existence of each of Orezone Inc., Orezone Essakane (BVI) Limited and Essakane (BVI) Limited, their authorized share capital and the ownership of their issued share capital, all in a form acceptable in all reasonable respects to counsel to the Underwriters, Cassels Brock & Blackwell LLP;

(5)
Burkina Faso Opinion.    The Underwriters receiving at the Time of Closing, a favourable legal opinion from Burkina Faso legal counsel to Orezone, as to the due incorporation and valid existence of each of Orezone Inc. SARL and Essakane SARL, their authorized share capital and the ownership of their issued share capital, all in a form acceptable in all reasonable respects to counsel to the Underwriters, Cassels Brock & Blackwell LLP;

(6)
Title Opinions.    The Underwriters receiving at the Time of Closing:

(a)
Subject to paragraph (b) of this subsection, title opinions, or a letter from the applicable government entity, in form and substance satisfactory to the Underwriters' counsel, acting reasonably, confirming that Orezone or a wholly-owned subsidiary of Orezone is the registered holder of the exploration permits relating to the Existing Properties located in Burkina Faso and stating that such permits are sufficient authority for Orezone to conduct exploration activities on these properties; and

  (b)
  title opinions in the form of Schedule "C" with respect to the Essakane Project and the Sega Project;

(7)
No Amendments or Waiver.    The Acquisition Agreement shall not have been further amended in any material respect and compliance with any provision of the Acquisition Agreement shall not have been waived, in either case without the prior written consent of the Underwriters, acting reasonably;

(8)
Canadian Local Counsel Opinion.    The Underwriters receiving at the Time of Closing, favourable legal opinions of local Canadian counsel as to the qualification of the Shares for sale to the public and as to other matters governed by the laws of the jurisdictions in Canada which Stikeman Elliott LLP is not qualified to practice (and delivered separately and not forming part of the opinion of Stikeman Elliott LLP), in each case in a form acceptable in all reasonable respects to counsel to the Underwriters, Cassels Brock & Blackwell LLP;

(9)
Secretary Certificates.    The Underwriters having received certificates dated the Closing Date signed by the Corporate Secretary of Orezone or another officer acceptable to the Underwriters, acting reasonably, in form and content satisfactory to the Underwriters, acting reasonably, with respect to:

(i)
the constating documents of Orezone;

(ii)
the resolutions of the directors of Orezone relevant to the Offering, allotment, issue (or reservation for issue) and sale of the Shares and, as applicable, the authorization of this Underwriting Agreement, and the other agreements and transactions contemplated by this Underwriting Agreement; and

(iii)
the incumbency and signatures of signing officers of Orezone;

(10)
Certificates of Status.    Orezone having delivered to the Underwriters, at the Time of Closing, certificates of status and/or compliance, where issuable under applicable law, for each of the Material Subsidiaries and Orezone, each dated within two (2) days of the Closing Date (or such earlier date as the Underwriters may accept);

(11)
Closing Certificates.    Orezone having delivered to the Underwriters, at the Time of Closing, a certificate dated the Closing Date addressed to the Underwriters and signed by the Chief Executive Officer and Chief Financial Officer of Orezone, certifying for and on behalf of Orezone, and not in their personal capacities, after having made due inquiries, with respect to the following matters:

  (a)
  Orezone having complied in all material respects with all the covenants and satisfied all the terms and conditions of this Underwriting Agreement on its part to be complied with and satisfied at or prior to the Time of Closing;

  (b)
  no order, ruling or determination (including any stop order) having the effect of ceasing or suspending trading in any securities of the Company or prohibiting the sale of the Shares or any of the Company's issued securities having been issued and no proceeding for such purpose being pending or, to the knowledge of such officers, threatened by any securities regulatory authority or stock exchange in Canada or the United States;

  (c)
  subsequent to the respective dates as at which information is given in the Canadian Preliminary Prospectus, there having not occurred a Material Adverse Effect, or any change or development involving a prospective Material Adverse Effect, or the coming into existence of a new material fact, other than as disclosed in the Canadian Final Prospectus, the U.S. Final Prospectus or any Supplementary Material, as the case may be;

  (d)
  the Company being a "reporting issuer" or its equivalent under the securities laws of each of the Qualifying Jurisdictions, being eligible in accordance with the provisions of NI 44-101 to file a short form prospectus with the Canadian Securities Administrators, being eligible to file a registration statement on Form F-10 with the SEC, and no material change relating to the Company on a consolidated basis having occurred since the date hereof with respect to which the requisite material change report has not been filed and no such disclosure having been made on a confidential basis that remains subject to confidentiality; and

  (e)
  the representations and warranties of Orezone contained in this Underwriting Agreement and in any certificates of Orezone delivered pursuant to or in connection with this Underwriting Agreement, being true and correct as at the Time of Closing, with the same force and effect as if made on and as at the Time of Closing, after giving effect to the transactions contemplated by this Underwriting Agreement;

(12)
Certificate of Transfer Agent.    Orezone having delivered to the Underwriters at the Time of Closing, a certificate of Computershare Investor Services Inc., as registrar and transfer agent of the common shares, which certifies the number of common shares issued and outstanding on the date prior to the Closing Date;

(13)
Bring Down Auditor Comfort Letters.    Orezone having caused the Orezone Auditor to deliver to the Underwriters at the Time of Closing a comfort letter or comfort letters, dated the Closing Date, in form and substance satisfactory to the Underwriters, acting reasonably, bringing forward to the date which is two (2) Business Days prior to the Closing Date, the information contained in the comfort letter referred to in Subsection 3(3)(e);

(14)
No Termination.    The Underwriters not having exercised any rights of termination set forth in Section 14;

(15)
Effectiveness of Registration Statement.    The U.S. Registration Statement having been declared effective by the time set forth in Section 2 of this Underwriting Agreement, and at the Time of Closing no stop order suspending the effectiveness of the U.S. Registration Statement having been issued under the U.S. Securities Act or proceedings therefore initiated or threatened by the SEC;

(16)
Adverse Proceedings.    At the Time of Closing, no order, ruling or determination having the effect of ceasing or suspending trading in any securities of the Company or prohibiting the sale of the Shares or any of the Company's issued securities being issued and no proceeding for such purpose being pending or, to the knowledge of the Company, threatened by any securities regulatory authority or stock exchange in Canada or the United States;

(17)
TSX and AMEX.    At the Time of Closing, the Shares having been listed, or conditionally listed, for trading on each of the TSX and the AMEX;

(18)
FINRA Approval.    The terms of this agreement relating to the Underwriters' compensation shall have been approved, to the extent required, by the FINRA;

(19)
Completion of Acquisition.    The closing of the Acquisition shall occur substantially contemporaneously with the closing of the Offering; and

(20)
Other Documentation.    The Underwriters having received at the Time of Closing such further certificates, opinions of counsel and other documentation from Orezone as may be contemplated herein or as the Underwriters or their counsel may reasonably require, provided, however, that the Underwriters or its counsel shall request any such certificate or document within a reasonable period prior to the Time of Closing that is sufficient for Orezone to obtain and deliver such certificate, opinion or document, and in any event, at least 2 Business Days prior to the Time of Closing.

Section 7    Representations and Warranties of Orezone

(1)
Orezone hereby represents and warrants to the Underwriters, intending that the same may be relied upon by the Underwriters that:

(a)
Good Standing of Orezone.    Orezone has been incorporated or organized and is existing under the laws of Canada and has all requisite corporate power and authority to carry on its business, as now conducted and as presently proposed to be conducted by it, and to own, lease and operate its properties and assets and to carry out the transactions contemplated by this Underwriting Agreement; and that the Company is duly qualified as an extra-provincial corporation to transact business and is in good standing (in respect of the filing of annual returns where required or other information filings under applicable corporations information legislation) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

  (b)
  Good Standing of Material Subsidiaries.    At the Time of Closing, Orezone's only subsidiaries (as defined in the Business Corporations Act (Ontario)) will be the Material Subsidiaries (other than Essakane (BVI) Limited) and the Immaterial Subsidiaries listed in Schedule "B" hereto including due to the Acquisition. The only subsidiaries (as defined in the Business Corporations Act (Ontario)) that are material to Orezone and its business, assets, properties and operations are the Material Subsidiaries. At the Time of Closing, each Material Subsidiary will be a corporation or company incorporated or established, organized and existing under the laws of the jurisdiction of its incorporation, will be current and up-to-date with all material filings required to be made under the laws of its jurisdiction of incorporation and will have the requisite corporate power and capacity to own, lease and operate its properties and to conduct its business as now carried on by it, and will be duly qualified to transact business and will be in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so would not reasonably be expected to result in a Material Adverse Effect. At the Time of Closing, all of the issued and outstanding shares in the capital of each Material Subsidiary will have been duly authorized and validly issued, will be fully paid and non-assessable, and will be directly or indirectly beneficially owned by Orezone, free and clear of any Lien; and none of the outstanding shares of the capital stock of any Material Subsidiary was issued in violation of pre-emptive or similar rights of any security holder of such subsidiary. Other than as disclosed in the Canadian Final Prospectus, there exist no options, warrants, purchase rights, or other contracts or commitments that could require Orezone to sell, transfer, encumber or otherwise dispose of any capital stock or assets of any Material Subsidiary or of Gold Fields Burkina Faso SARL or Essakane SARL. No act or proceeding has been taken by or against the Material Subsidiaries in connection with their liquidation, dissolution, winding-up or bankruptcy.

  (c)
  Compliance with Prospectus and Registration Requirements.    The Company meets the general eligibility requirements for use of a short form prospectus under National Instrument 44-101 and for use of Form F-10 under the U.S. Securities Act. No order suspending the distribution of the Shares has been issued by the Securities Commissions under Canadian Securities Laws and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by any Securities Commissions, and any request on the part of any Securities Commissions for additional information has been complied with. No stop order suspending the effectiveness of the U.S. Registration Statement has been issued under the U.S. Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the SEC, and any request on the part of the SEC for additional information has been complied with.

    At all times up to any Time of Closing:

    (i)
    the Canadian Final Prospectus complied and will comply in all material respects with Canadian Securities Laws as interpreted and applied by the Securities Commissions;

    (ii)
    the U.S. Final Prospectus conformed and will conform to the Canadian Final Prospectus except for such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC;

    (iii)
    the U.S. Registration Statement, the U.S. Preliminary Prospectus and the U.S. Final Prospectus and any amendments or supplements thereto complied and will comply in all material aspects with the requirements of the U.S. Securities Act and the applicable rules and regulations of the SEC;

    (iv)
    none of the Offering Documents nor any amendment or supplement thereto contained or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and

    (v)
    each of the Offering Documents, and any Supplementary Material or any amendment or supplement thereto constituted and will constitute full, true and plain disclosure of all material facts relating to the Company, considered on a consolidated basis, and the Shares, and did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in paragraph (iv) above and this paragraph (v) do not apply to information and statements relating solely to the Underwriters and furnished by the Underwriters specifically for use in the Canadian Preliminary Prospectus, the U.S. Registration Statement, the U.S. Preliminary Prospectus, the Canadian Final Prospectus and the U.S. Final Prospectus under the heading "Plan of Distribution".

  (d)
  Share Capital of Orezone.    The share capital of Orezone described under the heading "Description of The Securities Distributed" in the Canadian Final Prospectus is true and correct. At the Time of Closing, but prior to giving effect to the issuance of any Shares and the Acquisition, the issued share capital of Orezone will consist only of common shares, and no other equity, voting or preference shares.

  (e)
  Authorization and Description of Shares.    The Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Underwriting Agreement and when issued and delivered by Orezone pursuant to this Underwriting Agreement, against payment of the consideration set forth herein, will be validly issued as fully paid and non-assessable shares. The Shares conform and will conform to all statements relating thereto contained in the Offering Documents and such description conforms to the rights set forth in the instruments defining the same. The issuance of the Shares is not subject to the pre-emptive rights of any shareholder of Orezone (or such rights have been irrevocably waived), and all corporate action required to be taken by Orezone for the authorization, issuance, sale and delivery of the Shares has been validly taken at the date hereof.

  (f)
  Absence of Rights.    No person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, for the issue or allotment of any unissued shares of Orezone or any other agreement or option, for the issue or allotment of any unissued shares of Orezone or any other security convertible into or exchangeable for any such shares or to require Orezone to purchase, redeem or otherwise acquire any of the issued and outstanding shares of Orezone except as otherwise disclosed in the Offering Documents.

  (g)
  Financial Statements.    The Financial Information incorporated by reference in the Offering Documents and the notes thereto,

  (i)
  present fairly, in all material respects, the financial position of Orezone and its consolidated subsidiaries, and the statements of operations, retained earnings, cash flow from operations and changes in financial information of Orezone and its consolidated subsidiaries for the periods specified in such Financial Information;

  (ii)
  have been prepared in conformity with generally accepted accounting principles in Canada ("Canadian GAAP") applied on a consistent basis throughout the periods involved;

  (iii)
  have been reconciled to generally accepted accounting principles in the United States of America ("U.S. GAAP") in accordance with and to the full extent required by applicable U.S. Securities Laws; and

  (iv)
  does not contain any untrue statement of a material fact or omit to state a material fact required to be stated or that is necessary to make a statement not misleading in light of the circumstances under which it was made, with respect to the period covered by the Financial Information.

  (h)
  Liabilities.    Neither Orezone nor the Material Subsidiaries have any liabilities, obligations, indebtedness or commitments, whether accrued, absolute, contingent or otherwise, which are not disclosed or referred to in the Financial Information or referred to or disclosed herein, other than liabilities, obligations, or indebtedness or commitments (i) incurred in the normal course of business, or (ii) which would not individually or in the aggregate have a Material Adverse Effect.

  (i)
  No Default.    The Company is not in default or breach or violation of, and the execution and delivery of, and the performance of, and compliance with, the terms of this Underwriting Agreement do not and will not:

  (i)
  result in any breach of, or constitute a default under, and do not and will not create a state of facts which, after notice or lapse of time or both, would result in a breach of or constitute a default under, any term or provision of the articles, by-laws or resolutions of the Company, any applicable laws, permit, licence, concession, indenture, mortgage, note, contract (written or oral), agreement (written or oral), instrument, lease or other document to which the Company or any Material Subsidiary is a party or by which it is bound, or any judgment, decree, order, statute, rule or regulation applicable to the Company or any Material Subsidiaries, which default or breach might reasonably be expected to have a Material Adverse Effect; or

  (ii)
  create a right for any other party to terminate, accelerate or in any way alter any other rights existing under any permit, licence, concession, indenture, mortgage, note, contract (written or oral), agreement (written or oral), instrument, lease or other document to which the Company or any Material Subsidiary is a party or by which it is bound which, upon exercise of any such right, might reasonably be expected to have a Material Adverse Effect.

  (j)
  Independent Accountants.    The accountants who reported on and certified the Financial Information, are independent public accountants as required by the U.S. Securities Act and the rules and regulations thereunder, and are independent with respect to the Company within the meaning of applicable Canadian Securities Laws. There has never been any reportable event (within the meaning of National Instrument 51-102 of the Canadian Securities Administrator) with the Orezone Auditor or the Former Auditor of the Company.

  (k)
  Accounting Controls.    Orezone and each of its Material Subsidiaries maintains, and will maintain, at all times prior to the Closing Date a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with Canadian GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

  (l)
  Title to Real Property.    At the Time of Closing, all of the leases, subleases and agreements in real property (other than mining claims, mineral or exploration concessions and other mineral property rights) material to the business of Orezone, considered on a consolidated basis, and under which Orezone or any of the Material Subsidiaries has an interest as described in the Offering Documents, are in full force and effect, and neither Orezone nor any Material Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of Orezone or any Material Subsidiary under any of the lease or subleases mentioned above, or affecting or questioning the rights of Orezone or such Material Subsidiary to the continued possession of the property under any such lease, sublease, or agreement, except as disclosed in the Offering Documents.

  (m)
  Mining Claims.    The material mining permits, licenses, claims, options, concessions, exploration, exploitation, extraction and other mineral property rights (to the extent obtained) that are set forth in Schedule "D" (collectively, the "Mining Claims") is a complete and accurate list of all such rights held by Orezone and the Material Subsidiaries. No such permits, licences, claims, options, concessions, exploration, exploitation, extraction and other mineral property rights are held by Essakane SARL or Gold Fields Burkina Faso SARL. All Mining Claims are in good standing, are valid and enforceable, are free and clear of any material Liens or charges and, except as disclosed in the Offering Documents, no material royalty is payable currently or upon the occurrence of any event or circumstance under any contract or applicable law in respect of any of them, except as set out in the Offering Documents. Except as set out in the Offering Documents, no other property rights are necessary for the conduct of Orezone's or the Material Subsidiaries' business as it is currently being conducted, as described in the Offering Documents; and there are no material restrictions on the ability of Orezone or the Material Subsidiaries to use, transfer or otherwise exploit any such property rights in respect of the business of the Company and the Material Subsidiaries as it is currently being conducted, as described in the Offering Documents, except as required by applicable law. Except as disclosed in the Offering Documents, the Material Subsidiaries are the owners of Mining Claims necessary to carry on their current and proposed mining and exploration activities as disclosed in the Offering Documents. Except as disclosed in the Offering Documents, Mining Claims cover the properties required by Orezone and the Material Subsidiaries for such purposes as are contemplated by the Technical Reports.

  (n)
  Mineral Information.    The information set forth in the Offering Documents relating to the estimates by Orezone and the Material Subsidiaries of the mineral resources and mineral reserves have been reviewed and verified by the applicable authors described under the heading "Interests of Experts" and, in all cases, the resource and reserve information in the Offering Documents has been prepared in accordance with Canadian industry standards set forth in National Instrument 43-101 — "Standards of Disclosure for Mineral Projects", and the information upon which the estimates of resources and reserves were based, was, at the time of delivery thereof, complete and accurate in all material respects and there have been no material adverse changes to such information since the date of delivery or preparation thereof. The Technical Reports were prepared by independent "qualified persons" under National Instrument 43-101 — "Standards of Disclosure for Mineral Projects".

  (o)
  Environmental Laws and Matters.    Except as described in the Offering Documents: (a) neither Orezone nor any of the Material Subsidiaries is in violation of any federal, provincial, state, local, municipal or foreign statute, law, rule, regulation, ordinance, code, policy or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws") except where such violations would not be reasonably expected, on an individual or aggregate basis, to have a Material Adverse Effect; (b) Orezone and the Material Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, except where the failure to have such permits, authorizations and approvals would not reasonably be expected, on an individual or aggregate basis, to have a Material Adverse Effect; (c) there are no pending or, to the knowledge of Orezone, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigation or proceedings relating to any Environmental Laws against Orezone or any of the Material Subsidiaries, which if determined adversely, would reasonably be expected to have a Material Adverse Effect; and (d) neither Orezone nor any of the Material Subsidiaries has received any notice, complaint, correspondence or document from any local group or non-governmental organization with respect to environmental matters at their operations which could materially and adversely affect current plans for the Essakane project and the Sega project.

  (p)
  Possession of Licenses and Permits.    Orezone and the Material Subsidiaries possess such permits, certificates, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, provincial, state, local or foreign regulatory agencies or bodies necessary to own, lease, stake, maintain and utilize the Mining Claims and other property interests and to conduct the business now operated, except where any one or more failures to possess such permits, certificates, licenses, approvals, consents or authorizations would not reasonably be expected to have a Material Adverse Effect or where such failure has been disclosed or referred to in the Offering Documents. Orezone and the Material Subsidiaries are in compliance, in all material respects, with the terms and conditions of all such Governmental Licenses. All of the Governmental Licenses are valid and in full force and effect. Neither Orezone nor any of the Material Subsidiaries have received any notice of proceedings relating to the revocation or material modification of any such Governmental Licenses.

  (q)
  Insurance.    Orezone and Orezone Inc. maintain policies of insurance in force as at the date hereof that adequately cover all those risks reasonably and prudently foreseeable in the current operation and conduct of their respective businesses which, having regard to the nature of such risk and the relative costs of obtaining insurance, it is reasonable to seek rather than to provide for self-insurance.

  (r)
  Executive Compensation.    The directors and officers of Orezone and their compensation arrangements with Orezone, whether as directors, officers or employees of Orezone are as disclosed in the Offering Documents.

  (s)
  Material Contracts.    All of the material contracts and agreements of Orezone and of the Material Subsidiaries not made in the ordinary course of business (collectively the "Material Contracts") have been disclosed in the Offering Documents and if required under the Applicable Securities Laws have been filed with the applicable Securities Commissions. Neither Orezone nor any Material Subsidiary has received notification from any party claiming that Orezone is in material breach or default under any Material Contract.

  (t)
  Acquisition Agreement.    The Acquisition Agreement is a legal, valid and binding obligation of the Company and Orezone Essakane (BVI) Limited ("OEI") and the Company has not received any notice or information to indicate that any of Gold Fields Orogen Holdings (BVI) Limited and Gold Fields Essakane (BVI) Limited (the "Vendors") has any intention to seek not to be bound by or comply with the terms of the Acquisition Agreement or that the Acquisition Agreement would not be enforceable against the Vendors in accordance with its terms. The Acquisition Agreement is enforceable against the Company and OEI in accordance with its terms.

  (u)
  No Material Adverse Effect.    Since December 31, 2006, (a) there has been no change in the condition (financial or otherwise), or in the properties, capital, affairs, prospects, operations, Mining Claims, assets or liabilities of Orezone, considered on a consolidated basis, whether or not arising in the ordinary course of business which would give rise to a Material Adverse Effect, and (b) there have been no transactions entered into by Orezone or any of the Material Subsidiaries, other than those in the ordinary course of business, which are material with respect to Orezone, considered on a consolidated basis, in each case, except as disclosed in the Offering Documents.

  (v)
  Absence of Proceedings.    There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency, governmental instrumentality or body, domestic or foreign, now pending or, to the knowledge of Orezone, threatened against or affecting Orezone or any Material Subsidiary, which is required to be disclosed in the Offering Documents and which is not so disclosed, or which if determined adversely, would have a Material Adverse Effect, or which if determined adversely would materially and adversely affect the consummation of the transactions contemplated in this Underwriting Agreement or the Acquisition Agreement or the performance by Orezone of its obligations hereunder.

  (w)
  Transfer Agent.    Computershare Investor Services Inc. at its offices in Montréal, Québec has been duly appointed as the transfer agent and registrar for the common shares of Orezone.

  (x)
  Absence of Further Requirements.    No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the proposed distribution, issuance or sale of the Shares hereunder, or the consummation of the transactions contemplated by this Underwriting Agreement, except (a) such as have been already obtained or as may be required under the U.S. Securities Laws, and (b) such as have been obtained, or as may be required, under Canadian Securities Laws.

  (y)
  Compliance with Money Laundering Laws.    The operations of the Company and the Material Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Material Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

  (z)
  Compliance with OFAC.    None of the Company, any of the Material Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of the Material Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any Material Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

  (aa)
  Unlawful Payment.    Neither Orezone nor any of the Material Subsidiaries nor, any employee or, to the knowledge of the Company any agent, of Orezone or any Material Subsidiary, has made any unlawful contribution or other payment to any official of, or candidate for, any federal, state, provincial or foreign office, or failed to disclose fully any contribution, in violation of any law, or made any payment to any foreign, Canadian, United States or provincial or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by applicable laws.

  (bb)
  Brokerage Fees.    Other than the Underwriters, there is no person, firm or corporation acting or, to the knowledge of Orezone, purporting to act at the request of Orezone, who is entitled to any brokerage or finder's fees in connection with the Offering contemplated herein.

  (cc)
  Underwriting Agreement.    This Underwriting Agreement has been duly authorized, executed and delivered by Orezone and is a legal, valid and binding obligation of, and is enforceable against, Orezone in accordance with its terms (subject to bankruptcy, insolvency, reorganization or moratorium or other laws affecting the rights of creditors generally, the availability of equitable remedies and the qualification that rights to indemnity and waiver of contribution may be contrary to public policy, and provided that if any provision of the Underwriting Agreement is found to be invalid or unenforceable, the other provisions thereof will continue to be legal, valid and binding obligations of, and enforceable against Orezone in accordance with such terms).

  (dd)
  Directors and Officers.    None of the directors or officers of Orezone are now, or have ever been, subject to an order or ruling of any securities regulatory authority or stock exchange prohibiting such individual from acting as a director or officer of a public company or of a company listed on a particular stock exchange.

  (ee)
  No Cease Trade Orders.    No securities commission or any similar regulatory authority in any jurisdiction has issued any order which is currently outstanding preventing or suspending trading in any securities of the Company, no such proceeding is, to the knowledge of the Company, pending, contemplated or threatened, and the Company is not in default of any requirement of Canadian Securities Laws which would have a Material Adverse Effect on the Offering or the Company, considered on a consolidated basis.

  (ff)
  Reporting Issuer Status.    The Company is a "reporting issuer" in all of the Provinces of Canada.

  (gg)
  Short Form Eligibility.    Orezone is eligible to file a prospectus in the form of a short form prospectus under National Instrument 44-101 of the Canadian Securities Administrators.

  (hh)
  Disclosure.    Orezone has filed all documents or information required to be filed by it with the Securities Commissions or the SEC under Applicable Securities Laws. Each such document or item of information filed by Orezone, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading at the time at which it was filed with applicable securities regulators, including, without limitation, the Securities Commissions and the SEC. The Company has not filed any confidential material change report with any securities regulatory authority or regulator or any Exchange or any document for confidential treatment with the SEC that at the date hereof remains confidential.

  (ii)
  Investment Company Act.    Orezone is not, and upon the issuance and sale of the Shares as herein contemplated, and the application of the net proceeds therefrom as described in the Offering Documents will not be required to register as, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the 1940 Act.

  (jj)
  Registration Rights.    There are no persons with registration rights or other similar rights to have any securities registered pursuant to the U.S. Registration Statement or otherwise registered by the Company or any Subsidiary under the U.S. Securities Act.

  (kk)
  U.S. Tax Matters.    Orezone (i) was not a personal holding company within the meaning of Section 542 of the Internal Revenue Code of 1986, as amended (the "Code") ("PHC"), or a controlled foreign corporation with the meaning of Section 957 of the Code (a "CFC") for its taxable year ended December 31, 2006 or for any previous taxable year, and (ii) expects that it will not constitute a PHC or a CFC for its current taxable year ending December 31, 2007.

  (ll)
  Passive Foreign Investment Company.    Orezone and certain of the companies it owns directly or indirectly are passive foreign investment companies ("PFICs") within the meaning of section 1297 of the Code for the taxable year ended December 31, 2006 and expects that it and certain of the companies it owns directly or indirectly will be treated as PFICs for the current taxable year ending December 31, 2007. Orezone will make available the necessary information for a U.S. Holder (as defined in the U.S. Final Prospectus under the caption "U.S. Federal Income Tax Consequences") to enable such U.S. Holders to make Qualified Electing Fund elections within the meaning of Section 1295 of the Code, with respect to Orezone and each lower-tier company which is a PFIC and in which Orezone owns more than 50% of such lower-tier company's total aggregate voting power.

Section 8    Representations and Warranties of the Underwriters

(1)
Each of the Underwriters severally hereby represent and warrant that:

(a)
it is, and will remain so, until the completion of the Offering, appropriately registered under Applicable Securities Laws so as to permit it to lawfully fulfil its obligations hereunder; and

  (b)
  it has all requisite corporate power and authority to enter into this Underwriting Agreement and to carry out the transactions contemplated under this Underwriting Agreement on the terms and conditions set forth herein.

(2)
The representations and warranties of each Underwriter contained in this Underwriting Agreement shall be true at the Time of Closing as though they were made at the Time of Closing and they shall not survive the completion of the transactions contemplated under this Underwriting Agreement but shall terminate on the completion of the distribution of the Shares.

Section 9    Additional Covenants of Orezone

        In addition to any other covenant of Orezone set forth in this Underwriting Agreement, Orezone covenants with the Underwriters that:

  (a)
  Stock Exchange Listings.    Orezone will file or cause to be filed with the TSX and AMEX all necessary documents and will take, or cause to be taken, all reasonable commercial necessary steps to ensure that the Shares have been approved (or conditionally approved) for listing and for trading on the TSX, prior to the filing of the Canadian Final Prospectus with the Securities Commissions, subject only to satisfaction by Orezone of the Standard Listing Conditions, and Orezone shall thereafter, fulfill the Standard Listing Conditions within the time period prescribed by the TSX and/or AMEX (as applicable);

  (b)
  Other Filings.    Orezone will make all necessary filings, obtain all necessary regulatory consents and approvals (if any) and Orezone will pay all filing fees required to be paid in connection with the transactions contemplated in this Underwriting Agreement;

  (c)
  Press Releases.    Subject to compliance with applicable law, any press release of Orezone relating to the Offering will be provided in advance to BMONB and CIBCWM on behalf of the Underwriters and Orezone will use its best efforts to agree to the form and content thereof with the Underwriters (and shall accept any changes requested by the Underwriters as regards their names or their information) prior to the release thereof and hereby agrees to any tombstone or similar advertising or marketing by the Underwriters with respect to the Offering, provided the Underwriters shall pay for any such tombstone, marketing or advertising;

  (d)
  Use of Proceeds.    Orezone confirms its intention to use the net proceeds from the purchase and sale of the Shares in accordance with the descriptions set forth under the heading "Use of Proceeds" in the Canadian Final Prospectus. The Underwriters acknowledge that there may be circumstances where, for sound business reasons, a re-allocation of funds may be necessary or advisable;

  (e)
  Blackout Period.    Orezone agrees not to issue any common shares of the Company or financial instruments convertible or exercisable into common shares of the Company (other than for purposes of directors', officers' or employee stock options or other share plans, including employee stock purchase plan deduction, or other outstanding rights issued at the date hereof, or additional directors', officers' or employee stock options or as required pursuant to agreements entered into by Orezone and publicly disclosed, prior to the date hereof) or enter into any agreement or arrangement under which the Company acquires or transfers to another, in whole or in part, any of the economic consequences of ownership of common shares of the Company, whether that agreement or arrangement may be settled by the delivery of common shares or other securities or cash, or agree to become bound to do so, or disclose to the public any intention to do so, for a period of 90 days from Closing Date without the prior written consent of BMONB and CIBC World Markets Inc. (on behalf of the Underwriters), such consent not to be unreasonably withheld. Notwithstanding the foregoing, securities issued to Gold Fields Limited or any of its affiliates, pursuant to arrangements publicly announced by the Company are exempted from the foregoing restriction; and

  (f)
  U.S. Matters.    Orezone agrees, unless it obtains, prior written consent of the Underwriters, and the Underwriters, severally and not jointly, covenant and agree with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make an offer relating to the Shares that would constitute an "issuer free writing prospectus" as defined under Rule 433 under the U.S. Securities Act, or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the SEC or retained by the Company under Rule 433 under the U.S. Securities Act; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule A hereto. Any such Free Writing Prospectus consented to by the Underwriters or Orezone is hereinafter referred to as a "Permitted Free Writing Prospectus." The Company agrees that (A) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (B) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the U.S. Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

Section 10    Covenants of the Underwriters

        The Underwriters hereby severally covenant and agree with Orezone as follows:

(1)
Offering Jurisdictions and Offering Price.    During the period of distribution of the Shares by or through the Underwriters, the Underwriters will offer and sell Shares to the public only in the Offering Jurisdictions or where they may lawfully be offered for sale or sold, at an offering price not exceeding the offering price set forth on the cover page of the Canadian Final Prospectus. For the purposes of this Subsection 10(1)(a), the Underwriters shall be entitled to assume that the Shares are qualified for distribution in any Qualifying Jurisdiction where an MRRS Decision Document for the Canadian Final Prospectus shall have been obtained from the applicable Securities Commission following the filing of the Canadian Final Prospectus, and in the United States provided the Company has filed the U.S. Registration Statement.

(2)
Completion of Distribution.    The Underwriters will use their reasonable commercial efforts to complete the distribution of the Shares as promptly as possible after the Time of Closing and all parties agree that the distribution of the Shares shall be deemed to have been completed at 5:00 p.m. (Toronto time) on the Over-Allotment Closing Date. The Underwriters will notify Orezone when, in the Underwriters' opinion, the Underwriters have ceased the distribution of the Shares, and, within 30 days after completion of the distribution, will provide Orezone, in writing, with a breakdown of the number of Shares distributed in each of the Offering Jurisdictions where that breakdown is required by a Securities Commission, an Exchange or the SEC, as the case may be, for the purpose of calculating fees payable to, or making filings with, that Securities Commission, and Exchange or the SEC, as the case may be.

(3)
U.S. Matters.
(a)
Without the prior written consent of the Company, it has not distributed and will not distribute any Free Writing Prospectus in a manner reasonably designed to lead to its broad unrestricted dissemination;

(b)
Without the prior written consent of the Company, it has not used and will not use any Free Writing Prospectus that contains the final terms of the Offering unless such terms have previously been or will be included in a Free Writing Prospectus filed with the SEC; and

(c)
It will, pursuant to reasonable procedures developed in good faith, retain copies of, and comply with any legending requirements applicable to, each Free Writing Prospectus used or referred to by it, in accordance with the U.S. Securities Act.

Section 11    Closing

(1)
Location of Closing.    The Offering of Purchased Shares will be completed at the offices of Stikeman Elliott LLP in Toronto, Ontario at the Time of Closing on the Closing Date.

(2)
Payments and Certificates.    At the Time of Closing, subject to the terms and conditions contained in this Underwriting Agreement, Orezone shall deliver to the Underwriters a certificate or certificates representing the Purchased Shares against payment of the purchase price by wire transfer on the Closing Date payable to Orezone (or as Orezone may direct). Orezone will, at the Time of Closing and upon such payment of the aggregate Offering Price to Orezone, make payment in full of the Underwriting Fee which shall be made by Orezone directing BMONB and CIBCWM on behalf of the Underwriters to withhold the Underwriting Fee from the payment of the aggregate Offering Price. Certificates representing the Purchased Shares shall be registered in such names as the Underwriters may request at least 24 hours prior to the Time of Closing.

Section 12    Over Allotment Option Closing

(1)
Closing.    In the event that the Over-Allotment Option is exercised by the Underwriters and any of the Over-Allotment Shares are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Over-Allotment Shares shall be made at the offices mentioned in Section 11 above, or at such other place as shall be agreed upon by the Underwriters and the Company, on the Over-Allotment Closing Date as specified in the written notice from BMONB and CIBCWM on behalf of the Underwriters to the Company giving notice of the exercise of the Over-Allotment Option.

(2)
Payments and Certificates.    At the Time of Closing, if any, for the exercise of the Over-Allotment Option, subject to the terms and conditions contained in this Underwriting Agreement, the Company shall deliver to the Underwriters a certificate or certificates representing the Over-Allotment Shares against payment of the purchase price by wire transfer on the Over-Allotment Closing Date payable to the Company. The Company will, at the time of the Over-Allotment Closing Date and upon such payment of the purchase price to the Company, make payment in full of the Underwriting Fee in respect of the Over-Allotment Shares.

Section 13    Compensation of the Underwriters

(1)
Underwriting Fee on Shares.    Orezone shall pay to the Underwriters at the Time of Closing a fee (the "Underwriting Fee") equal to $0.057 per Share sold pursuant to the terms of this Underwriting Agreement (being 4.75% of the aggregate gross cash proceeds received from the sale of each of the Shares) in consideration of the services to be rendered by the Underwriters in connection with the Offering.

(2)
Underwriting Fee on Over-Allotment Shares.    Orezone shall pay to the Underwriters at the closing of the exercise of the Over-Allotment Option, if any, the Underwriting Fee per Over-Allotment Share purchased.

Section 14    Termination Rights

(1)
All terms and conditions set out in this Underwriting Agreement shall be construed as conditions and any breach or failure by Orezone to comply with any such conditions in favour of the Underwriters shall entitle the Underwriters (or any of them) to terminate their obligation to purchase the Shares by written notice to that effect given to Orezone prior to the Time of Closing on the Closing Date. Orezone shall use its reasonable commercial efforts to cause all conditions in this Underwriting Agreement to be satisfied. It is understood that the Underwriters (or any of them) may waive in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to their rights in respect of any subsequent breach or non-compliance, provided that to be binding on the Underwriters (or any of them), any such waiver or extension must be in writing.

(2)
In addition to any other remedies which may be available to the Underwriters in respect of any default, act or failure to act, or non-compliance with the terms of this Underwriting Agreement by Orezone, the Underwriters (or any of them) shall be entitled, at its option, to terminate and cancel, without any liability on the part of such Underwriter(s), their obligations under this Underwriting Agreement to purchase the Shares by giving written notice to Orezone at any time at or prior to the Time of Closing on the Closing Date:

(a)
if a general moratorium on commercial banking activities in Toronto or New York should be declared by the relevant authorities, or if, in relation to Orezone, any inquiry, investigation or other proceeding (whether formal or informal) is commenced, threatened or announced, or any order or ruling is issued by any exchange or market, or any other regulatory authority in Canada, or the United States, or if any law or regulation under or pursuant to any statute of Canada or of any province thereof, or of the United States or any state or territory thereof or, is promulgated or changed which moratorium, inquiry, investigation, proceeding, order, ruling, law or regulation, in the reasonable opinion of the Underwriters, operates to prevent or materially restrict trading of the common shares or the distribution of the Shares or could reasonably be expected to have a Material Adverse Effect, including as to the market price or value of the Shares;

(b)
if there is, in the reasonable opinion of the Underwriters, a material change or a change in any material fact or a new material fact arises that could reasonably be expected to have a Material Adverse Effect;

(c)
if there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence, including without limiting the generality of the foregoing, any military conflict, civil insurrection, or any terrorist action (whether or not in connection with such conflict or insurrection), which, in the Underwriters' reasonable opinion, materially adversely affects or involves, or will materially adversely affect or involve, the Canadian, or United States financial markets and/or prevent or materially restrict the trading of the common shares of the Company or the distribution of the Shares, or may result in a Material Adverse Effect;

(d)
if, after the date hereof and prior to the Time of Closing, the state of financial markets in Canada or the U.S. or elsewhere where it is planned by any of the Underwriters to market the Shares is such that, in the reasonable opinion of the Underwriters (or any of them), the Shares cannot be marketed profitably;

(e)
if the Company fails to file the Canadian Final Prospectus, and obtain receipts therefore, within the time limits set forth in this Underwriting Agreement;

(f)
if the U.S. Registration Statement is not declared effective by the time set forth in this Underwriting Agreement;

  (g)
  if Orezone is in breach of any term, condition or covenant of this Underwriting Agreement, or any representation or warranty given by Orezone in this Underwriting Agreement becomes or is false; or

  (h)
  if:

  (i)
  an extension of the time to close the Offering under the Acquisition Agreement to November 26, 2007 or later is not obtained from the vendors under the Acquisition;

  (ii)
  the Underwriters determine that the Acquisition is not likely to close substantially contemporaneously with the Closing of the Offering;

  (iii)
  the Company determines that it does not intend to proceed with the Acquisition; or

  (iv)
  the vendors under the Acquisition Agreement determine that they do not intend to proceed with the Acquisition.

(3)
If the obligations of the Underwriters (or any of them) are terminated under this Underwriting Agreement pursuant to these termination rights, the liability of Orezone to the Underwriters shall be limited to the obligations under Sections 15, 16, and 17.

Section 15    Indemnity

(1)
Orezone (for the purposes of this Section 15, the "Indemnifiers") covenants and agrees to protect, indemnify, and save harmless, the Underwriters and their respective U.S. broker-dealer affiliates, and each of their respective directors, officers, employees, affiliates and agents and each person, if any, who controls the Underwriters or its U.S. broker-dealer affiliates within the meaning of section 15 of the U.S. Securities Act or section 20 of the U.S. Exchange Act (individually, an "Indemnified Party" and collectively, the "Indemnified Parties"), against all losses (other than loss of profits), claims, damages, suits, liabilities, costs, damages, or expenses caused or incurred, whether directly or indirectly, by reason of:

(a)
any statement (except for information and statements relating solely to the Underwriters and furnished by the Underwriters specifically for use in the Canadian Preliminary Prospectus, the U.S. Registration Statement, the U.S. Preliminary Prospectus, the Canadian Final Prospectus and the U.S. Final Prospectus under the heading "Plan of Distribution") contained in the Offering Documents (including, for certainty, in any documents incorporated by reference therein), or any certificate of Orezone or an officer of Orezone or of a Material Subsidiary or of an officer of a Material Subsidiary which at the time and in the light of the circumstances under which it was made contains or is alleged to contain a misrepresentation (as such term is defined in the Securities Act (Ontario)) or any misstatement of a material fact;

  (b)
  the omission or alleged omission to state in the Offering Documents (including, for certainty, in any documents incorporated by reference therein), or any certificate of Orezone or of an officer of Orezone or of a Material Subsidiary or of an officer of a Material Subsidiary delivered hereunder or pursuant hereto, any material fact (other than a material fact relating solely to the Underwriters) required to be stated therein or necessary to make any statement therein not misleading;

  (c)
  any order made, or inquiry, investigation or proceeding commenced by any securities regulatory authority or other competent authority based upon any misrepresentation, untrue statement or omission or alleged untrue statement or omission in the Offering Documents (including, for certainty, in any documents incorporated by reference therein), (except for information and statements relating solely to the Underwriters and furnished by the Underwriters specifically for use in the Canadian Preliminary Prospectus, the U.S. Registration Statement, the U.S. Preliminary Prospectus, the Canadian Final Prospectus and the U.S. Final Prospectus under the heading "Plan of Distribution") that prevents or restricts the trading in any of Orezone's securities or the distribution or distribution to the public, as the case may be, of any of the Shares in any of the Offering Jurisdictions;

  (d)
  Orezone not complying with any requirement of Applicable Securities Laws or stock exchange requirements in connection with the transactions herein contemplated including Orezone's non-compliance with any statutory requirement to make any document available for inspection; or

  (e)
  any breach of a representation or warranty of Orezone contained in this Underwriting Agreement or the failure of Orezone to comply with any of its obligations hereunder.

(2)
If any matter or thing contemplated by this section shall be asserted against any Indemnified Party in respect of which indemnification is or might reasonably be considered to be provided, such Indemnified Party will notify the Indemnifiers as soon as possible of the nature of such claim (provided that omission to so notify the Indemnifiers will not relieve the Indemnifiers of any liability that it may otherwise have to the Indemnified Party hereunder, except to the extent the Indemnifiers are materially prejudiced by such omission) and the Indemnifiers shall be entitled (but not required) to assume the defence of any suit brought to enforce such claim; provided, however, that the defence shall be through legal counsel reasonably acceptable to such Indemnified Party and that no settlement may be made by the Indemnifiers or such Indemnified Party without the prior written consent of the other, such consent not to be unreasonably withheld.

(3)
In any such claim, such Indemnified Party shall have the right to retain other legal counsel to act on such Indemnified Party's behalf, provided that the fees and disbursements of such other legal counsel shall be paid by such Indemnified Party, unless: (i) the Indemnifiers and such Indemnified Party mutually agree to retain other legal counsel; or (ii) the representation of the Indemnifiers and such Indemnified Party by the same legal counsel would, in the opinion of such counsel, be inappropriate due to actual or potential differing interests, in which event such fees and disbursements shall be paid by the Indemnifiers to the extent that they have been reasonably incurred, provided that in no circumstances will the Indemnifiers be required to pay the fees and expenses of more than one set of legal counsel, in addition to one local counsel in each relevant jurisdiction, for all Indemnified Parties.

(4)
To the extent that any Indemnified Party is not a party to this Underwriting Agreement, the Underwriters shall obtain and hold the right and benefit of this section in trust for and on behalf of such Indemnified Party.

(5)
The Indemnifiers hereby consents to personal jurisdiction in any court in which any claim that is subject to indemnification hereunder is brought against the Underwriters or any Indemnified Party and to the assignment of the benefit of this section to any Indemnified Party for the purpose of enforcement provided that nothing herein shall limit Orezone's right or ability to contest the appropriate jurisdiction or forum for the determination of any such claims.

(6)
The rights of indemnity contained in this section in respect of that part of the distribution made in Canada or to which Canadian Securities Laws applies to provides a right to damages shall not enure to the benefit of any Indemnified Party if the Underwriters were provided with a copy of Prospectus Amendment to the Canadian Final Prospectus used in connection with sales in Canada which corrects any untrue statement or omission or alleged omission that is the basis of a claim under Canadian Securities Laws by a party against such Indemnified Party and which Prospectus Amendment is required, under the applicable securities legislation or regulations, to be delivered to such party by the Underwriters but that was not delivered or otherwise made available to such party. For the avoidance of doubt, nothing in this paragraph (6) is intended to or shall have any effect on the Underwriters' right to indemnification under this Section 15 with respect to claims made otherwise than under the Canadian Securities Laws, including, but not limited to, under the U.S. Securities Laws.

(7)
Orezone shall not be liable under this section for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld.

(8)
The right to indemnity provided herein shall be in addition and not in derogation of any other right to indemnity which the Underwriters may have by statute or otherwise by law.

Section 16    Contribution

        In the event that the indemnity provided for in Section 15 is declared by a court of competent jurisdiction to be illegal or unenforceable as being contrary to public policy or for any other reason, the Underwriters and the Indemnifiers shall contribute to the aggregate of all losses, claims, costs, damages, expenses or liabilities of the nature provided for above such that the Underwriters shall be responsible for that portion represented by the percentage that the Underwriting Fee payable by Orezone to the Underwriters bears to the gross proceeds realized by Orezone from the distribution, and the Indemnifiers shall be responsible for the balance, provided that, in no event, shall an Underwriter be responsible for any amount in excess of the Underwriting Fee. In the event that the Indemnifiers, or any of them may be held to be entitled to contribution from the Underwriters under the provisions of any statute or law, the Indemnifiers shall be limited to contribution in an amount not exceeding the lesser of: (a) the portion of the full amount of losses, claims, costs, damages, expenses, and liabilities giving rise to such contribution for which the Underwriters are responsible; and (b) the amount of the Underwriting Fee received by the Underwriters. Notwithstanding the foregoing, a person guilty of fraud or fraudulent misrepresentation shall not be entitled to contribution from any other party. Any party entitled to contribution will, promptly after receiving notice of commencement of any claim, action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this section, notify such party or parties from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any obligation it may have otherwise under this section, except to the extent that the party from whom contribution may be sought is materially prejudiced by such omission. The right to contribution provided herein shall be in addition and not in derogation of any other right to contribution which the Underwriters may have by statute or otherwise by law.

Section 17    Expenses

        Whether or not the transactions provided for herein are completed, the Company shall pay all costs, fees and expenses of or incidental to the performance of its obligations under this Underwriting Agreement including, without limitation: (i) the cost of qualifying the Shares, including, without limitation, the costs of the Company's professional advisors, filing fees in Canada and the United States, costs of obtaining FINRA approval, and the costs and expenses of compliance with state securities or blue sky laws, (ii) the cost of printing any and all documents contemplated herein (including all prospectuses), and (iii) the fees and expenses of the Company's auditors, counsel and any local counsel (including U.S. counsel). The fees and disbursements of all counsel to the Underwriters shall be borne by the Company up to a maximum of $100,000.

Section 18    Liability of the Underwriters

(1)
The obligation of the Underwriters to purchase the Purchased Shares (or the Over-Allotment Shares, if the Over-Allotment Option is exercised) in connection with the Offering at the Time of Closing on the Closing Date shall be several, and not joint, nor joint and several, and shall be as to the following percentages of the Purchased Shares to be purchased at any such time:

BMO Nesbitt Burns Inc.	30%
CIBC World Markets Inc.	30%
J.P. Morgan Securities Inc.	20%
Canaccord Capital Corporation	10%
Raymond James Ltd.	10%

(2)
If one of the Underwriters fails to purchase its applicable percentages of the aggregate amount of the Purchased Shares (or the Over-Allotment Shares, if the Over-Allotment Option is exercised) at the Time of Closing, the other Underwriters shall have the right, but shall not be obligated, to purchase, all but not less than all, of the applicable Shares which would otherwise have been purchased by the Underwriter that failed to purchase. If, with respect to the Shares, any non-defaulting Underwriter elects not to exercise such right so as to assume the entire obligation of the defaulting Underwriter (the Shares in respect of which the defaulting Underwriter(s) fail to purchase and the non-defaulting Underwriters do not elect to purchase being hereinafter called the "Default Securities"), Orezone shall have the right to either: (i) proceed with the sale of the Shares (less the Default Securities) to the non-defaulting Underwriters; or (ii) terminate its obligations hereunder without liability to the non-defaulting Underwriters except under Sections 15, 16 and 17.

Section 19    Action by Underwriters

        All steps which must or may be taken by the Underwriters in connection with this Underwriting Agreement, with the exception of the matters relating to termination contemplated by Section 14, may be taken by BMONB and CIBCWM on behalf of themselves and the other Underwriters, and the execution of this Underwriting Agreement by Orezone shall constitute Orezone's authority for accepting notification of any such steps from, and for delivering the definitive documents constituting the Shares to, or to the order of, BMONB and CIBCWM on behalf of themselves and the other Underwriters. The obligations of the Underwriters under this Underwriting Agreement shall be several and not joint or joint and several.

Section 20    Governing Law

        This Underwriting Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

Section 21    Survival of Warranties, Representations, Covenants and Agreements

        Except as expressly provided for in this Underwriting Agreement, all warranties, representations, covenants and agreements of Orezone herein contained, or contained in, documents submitted or required to be submitted pursuant to this Underwriting Agreement, shall survive the purchase by the Underwriters of the Shares and shall continue in full force and effect, regardless of the closing of the sale of the Shares and regardless of any investigation which may be carried on by the Underwriters, or on its behalf, for a period of two years following the Closing Date. Without limitation of the foregoing, the provisions contained in this Underwriting Agreement in any way related to the indemnification or the contribution obligations shall survive and continue in full force and effect, indefinitely, subject only to the limitation requirements of applicable law.

Section 22    Notices

        All notices or other communications by the terms hereof required or permitted to be given by one party to another shall be given in writing by personal delivery or by facsimile delivered or transmitted to such other party as follows:

  to the Corporation at:

    Orezone Resources Inc.
    290 Picton Street
    Suite 201
    Ottawa, ON K1Z 8P8

    Attention: Ronald N. Little
    Facsimile No.: (613) 241-6005

    with a copy to:

    Stikeman Elliott LLP
    5300 Commerce Court West
    199 Bay Street
    Toronto, ON M5L 1B9

    Attention: Jay C. Kellerman
    Telecopier Number: (416) 947-0866

    Dorsey & Whitney LLP
    TD Canada Trust Tower
    Brookfield Place
    161 Bay Street, Suite 4310
    Toronto, ON M5J 2S1

    Attention: Gil Cornblum
    Telecopier Number: (416) 367-7371

  (b)
  or if to the Underwriters:

    BMO Nesbitt Burns Inc.
    First Canadian Place
    5th Floor, P.O. Box 150
    Toronto, ON M5X 1H3

    Attention: Peter Collibee
    Telecopier Number: (416) 359-4459

    CIBC World Markets Inc.
    BCE Place
    161 Bay Street, 7th Floor
    Toronto, ON M5J 2S8

    Attention: Richard G. McCreary
    Telecopier Number: (416) 594-8848

    J.P. Morgan Securities Inc.
    277 Park Avenue
    New York, NY 10172

    Attention: Taylor Melvin
    Telecopier Number: (646) 534-1339

    Canaccord Capital Corporation
    161 Bay Street
    Suite 2900
    Toronto, ON M5J 2S1

    Attention: Jens Mayer
    Telecopier Number: (416) 869-3876

    Raymond James Ltd.
    5300-40 King Street West
    Scotia Plaza, P.O. Box 415
    Toronto, ON M5H 3Y2

    Attention: David Greifenberger
    Telecopier Number: (416) 777-7020

    with a copy (which shall not constitute notice) to:

    Cassels Brock & Blackwell LLP
    2100 Scotia Plaza
    40 King Street West
    Toronto, ON M5H 3C2

    Attention: Jeffrey P. Roy
    Telecopier Number: (416) 640-3164

    White & Case LLP
    1155 Avenue of the Americas
    New York, NY 10036-2787

    Attention: Martin C. Glass
    Telecopier Number: (212) 354-8113

  or at such other address or facsimile number as may be given by either of them to the other in writing from time to time and such notices or other communications shall be deemed to have been received when delivered or, if by facsimile, on the next business day after such notice or other communication has been transmitted (with receipt confirmed).

Section 23    Time Of The Essence

        Time shall be of the essence in this Underwriting Agreement.

Section 24    Severability

        If any provision of this Underwriting Agreement is determined to be void or unenforceable, in whole or in part, such void or unenforceable provision shall not affect or impair the validity of any other provision of this Underwriting Agreement and shall be severable from this Underwriting Agreement.

Section 25    Entire Agreement

        This Underwriting Agreement constitutes the entire agreement between the Underwriters, and Orezone relating to the subject matter hereof and supersedes all prior agreements between the Underwriters and Orezone.

        If this agreement accurately reflects the terms of the transaction which we are to enter into and if such terms are agreed to by Orezone, please communicate your acceptance by executing where indicated below and returning by facsimile one copy and returning by courier an originally executed copy to BMONB.

                                                                                 Yours very truly,

BMO NESBITT BURNS INC.		CIBC WORLD MARKETS INC.
By:	/s/ PETER COLLIBEE Authorized Signing Officer	By:	/s/ RICK MCCREARY Authorized Signing Officer
J.P. MORGAN SECURITIES INC.		CANACCORD CAPITAL CORPORATION
By:	/s/ KEITH PHILLIPS Authorized Signing Officer	By:	/s/ JENS MAYER Authorized Signing Officer
RAYMOND JAMES LTD.
By:	/s/ DAVID GREIFENBERGER Authorized Signing Officer

The foregoing accurately reflects the terms of the transaction that we are to enter into and such terms are agreed to.

ACCEPTED at Ottawa as of this 16th day of November, 2007.

OREZONE RESOURCES INC.
By:	/s/ RONALD N. LITTLE Authorized Signing Officer

SCHEDULE "A"

ISSUER FREE WRITING PROSPECTUSES

1.
Term sheet dated November 16, 2007

SCHEDULE "B"

OREZONE RESOURCES INC.

LIST OF SUBSIDIARIES

Name	Jurisdiction of Incorporation	Equity Ownership Percentage		Voting Ownership Percentage	Number of Shares	Authorized Share Capital	Issued and Outstanding Shares
Niger Resources (BVI)	British Virgin Islands	100%		100%	100	1,000,000,000	100
Orezone Essakane (BVI) Limited	British Virgin Islands	100%	(1)	100%	1000	1,000,000,000	1000
Orezone Inc.	British Virgin Islands	100%		100%	1	1,000,000,000	1
Channel Mining (Barbados) Inc.	Barbados (dormant)	100%		100%	1000		1000
Burkina Resources Inc.	British Virgin Islands (dormant)	100%	(2)	100%	100	1,000,000,000	100
Orezone Inc. SARL	Burkina Faso	100%	(2)	100%	1	1,000,000	1
Orezone Mali SARL	Mali	100%	(2)	100%	350	3,500,000	350
(1)
Orezone Resources Inc. intends to transfer all of the shares of this subsidiary to Orezone Inc. prior to completion of the Acquisition.

(2)
This is a subsidiary of Orezone Inc.

SCHEDULE "C"

FORM OF TITLE OPINION

Essakane

  •
  the Permits (to be identified in the opinion) constitute all necessary permits of governmental authorities in Burkina Faso for Essakane SARL and Gold Fields Burkina Faso SARL to conduct the exploration, development and related activities being conducted or to be conducted on the Essakane Project and no other governmental permits, conventions, consents, approvals, charters, certificates, endorsements, sanctions, ratifications or licenses are required prior to the commencement of building the mine/plant and exploiting the resource

  •
  Essakane SARL and/or Gold Fields Burkina Faso SARL would be required to obtain the following governmental permits, conventions, consents, approvals, charters, certificates, endorsements, sanctions, ratifications or licenses in order to commence building the mine/plant and exploiting the resource:

  •
  include a description of the legal/administrative process to get the items identified in the prior bullet

Sega [Confirm operator/permit holder]

  •
  the Permits (to be identified in the opinion) constitute all necessary permits of governmental authorities in Burkina Faso for Orezone Inc. SARL to conduct the exploration, development and related activities being conducted or to be conducted on the Sega Project and no other governmental permits, conventions, consents, approvals, charters, certificates, endorsements, sanctions, ratifications or licenses are required prior to the commencement of building the mine/plant and exploiting the resource

  •
  Orezone Inc. SARL would be required to obtain the following governmental permits, conventions, consents, approvals, charters, certificates, endorsements, sanctions, ratifications or licenses in order to commence building the mine/plant and exploiting the resource:

  •
  include a description of the legal/administrative process to get the items identified in the prior bullet

SCHEDULE "D"

LIST OF MINING CLAIMS

Permit	Permit Number
Essakane Project
Tassiri	06/059/MCE/SG/DGMGC
Gossey	06/062/MCE/SG/DGMGC
Lao Gountoure	06/050/MCE/SG/DGMGC
Korizena	06/135/MCE/SG/DGMGC
Gomo	06/056/MCE/SG/DGMGC
Alkoma	06/049/MCE/SG/DGMGC
Dembam	06/057/MCE/SG/DGMGC
Komkara	05/122/MCE/SG/DGMGC
Séga Project
Namasa	06/042/MCE/SG/DGMGC
Tiba	07-042/MCE/SG/DGMGC
Zomkalga- Option	04/160/MCE/SG/DGMGC
Kossouka- Option	06/130/MCE/SG/DGMGC
Tanlili- Option	06/008/MCE/SG/DGMGC
Zanna- Option	06/076/MCE/SG/DGMGC
Tougouya- Option	07/064/MCE/SG/DGMGC

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UNDERWRITING AGREEMENT
TERMS AND CONDITIONS
SCHEDULE "A" ISSUER FREE WRITING PROSPECTUSES
SCHEDULE "B" OREZONE RESOURCES INC. LIST OF SUBSIDIARIES
SCHEDULE "C" FORM OF TITLE OPINION
SCHEDULE "D" LIST OF MINING CLAIMS